UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2022

SOCIETY PASS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	001-41037	83-1019155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 S. Carson Street, Suite 200 Carson City, Nevada 89701

(Address of principal executive offices)

(+65) 6518-9382

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement

On February 25, 2022, Push Delivery PTE Ltd., a Republic of Singapore corporation (the “Buyer") and wholly owned subsidiary of SOPA Technology PTE LTD, a Republic of Singapore company, which in turn is a 95% owned subsidiary of Society Pass Incorporated, a Nevada corporation (the “Company”) acquired all of the outstanding capital stock of Dream Space Trading Co. Ltd, d/b/a Handycart, a Vietnam company (“Dream Space”), a leading online grocery delivery service based in Hanoi, Vietnam. The acquisition was materialized for 2,300,000 Vietnamese Dong (VND) or approximately USD 100 pursuant to a Transfer of Capital Contribution Agreement (the “Acquisition Agreement”) dated February 25, 2022 among the Buyer and the shareholder of Dream Space (the “Seller”).

The total purchase price was paid by the Buyer to the Seller in cash upon the execution of the Acquisition Agreement. The Acquisition Agreement includes representations, warranties and covenants of the Buyer and the Seller as well as other customary closing conditions.

Handycart will be integrated into Company’s foods and beverages delivery vertical with Company’s existing merchant software platform #HOTTAB, in Vietnam.

The foregoing summary description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by the full text of the Acquisition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with the Acquisition Agreement, on February 25, 2022, Dream Space entered into an Executive Employment Agreement (the “Employment Agreement”) with the Seo Jun Ho, pursuant to which Mr. Ho will serve as Dream Space’s and Hottab Vietnam Co. Ltd’s Head of Business Unit in Vietnam for one year or until terminated in accordance with the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Ho shall receive a base monthly salary at a rate of 68,400,000 VND ($3,000 per month), subject to applicable taxable withholding and deductions and payable in accordance with the Company’s standard payroll practice in Vietnam. Additionally, Mr. Ho shall be issued $25,000 of Company common stock, based on the closing share price of the Company common stock on NASDAQ on February 28, 2022.

Item 2.01 Completion of Acquisition or Disposition of Assets

To the extent applicable, the information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent applicable, the information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 8.01 Other Events

On February 27, 2022, SOPA issued a press release announcing the matters described in Item 1.01 of this report, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Transfer of capital contribution agreement, dated February 25, 2022, among the Buyer and the Seller.
10.2	Employment Agreement, dated February 25, 2022 between Dream Space and Seo Jun Ho
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Society Pass Incorporated

	By:	/s/ Dennis Nguyen
	Name	: Dennis Nguyen
	Title:	Chief Executive Officer

Date: March 2, 2022

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